SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS; CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

a)  On April 12, 2010, Charter Communications, Inc. (the "Company") announced that Michael J. Lovett has been elected President and Chief Executive Officer and as a member of the  Company's Board of Directors, effective immediately.

Mr. Lovett, 48, became Interim President and Chief Executive Officer and Chief Operating Officer on February 28, 2010, having been Executive Vice President and Chief Operating Officer since 2005.  Prior to that, he served as Executive Vice President, Operations and Customer Care from September 2004 through March 2005; as Senior Vice President, Midwest Division Operations; and as Senior Vice President of Operations Support of Charter from August 2003 through September 2004. Mr. Lovett was Chief Operating Officer of Voyant Technologies, Inc., from December 2001 to August 2003 and from November 2000 to December 2001, he was Executive Vice President of Operations for OneSecure, Inc.  Prior to that, Mr. Lovett served in a number of operating and leadership positions at AT&T and  Jones Intercable.

The Company has entered into an amended and restated employment agreement, effective as of February 1, 2010, with Mr. Lovett (as amended, the "Agreement"). The following is a brief summary of the Agreement.  See exhibit 10.1, attached hereto, for the complete Agreement.  The Agreement provides that Mr. Lovett shall be employed in an executive capacity as President and Chief Executive Officer with such responsibilities, duties and authority as are customarily exercised by an individual serving in those positions at an entity the size of the Company, and as may reasonably be assigned to him by the Board of Directors, at a current annual base salary of $1,300,000, to be reviewed on an annual basis. He shall be paid an annual cash performance bonus, to the extent earned based on performance measured against objective performance criteria (as determined by the Company's Compensation Committee), with a target bonus equal to 165% of base salary.  Mr. Lovett shall receive a cash retention bonus payment equal to $2,210,000.   In the event that his employment terminates during the first three years by the Company for Cause (as such term is defined in the Agreement) or by Mr. Lovett other than for Good Reason (as such term is defined in the Agreement), Mr. Lovett shall pay back a prorated portion of such payment.

The Agreement provides that Mr. Lovett shall be granted annual long-term incentive awards in the form of restricted stock, stock options and/or performance shares.  For 2010, his grant shall consist of a stock option grant of 215,000 shares of the Company's Class A common stock.  Future annual grants shall have a grant date value of $4,500,000, as determined by the Compensation Committee.  Mr. Lovett may participate in any other bonus or retention plans established by the Compensation Committee and shall receive such other employee benefits as are available to other senior executives.  The Agreement contains a one-year non-compete provision and a two year non-solicitation clause.  The term of the Agreement is three years from the effective date of the Agreement, and will automatically renew at the end of the term and on each anniversary thereof, for one year, unless terminated earlier by either party upon 90 days written notice.

b)  On April 12, 2010, the Company also announced that Eloise E. Schmitz, Executive Vice President and Chief Financial Officer, would leave the Company when her employment agreement expires on July 31, 2010.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 5.02:

Exhibit Number	Description

10.1	Amended and restated employment agreement of Michael J. Lovett effective as of February 1, 2010.*
99.1	Press Release dated as of April 12, 2010.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CHARTER COMMUNICATIONS, INC.

Date: April 13, 2010

                               By: /s/ Kevin D. Howard
                                Name: Kevin D. Howard
                                Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT

Exhibit Number	Description

10.1	Amended and restated employment agreement of Michael J. Lovett effective as of February 1, 2010.*
99.1	Press Release dated as of April 12, 2010.*

* filed herewith